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                                                                   Exhibit 10(c)

                                AMENDMENT 1999-1
                            SPRINGS INDUSTRIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         THIS AMENDMENT dated this the 24th day of March 2000 to the SPRINGS INDUSTRIES, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (hereinafter called the "Plan") adopted by SPRINGS INDUSTRIES, INC. (hereinafter called the "Employer");

         WHEREAS, the Employer has adopted and maintains the Plan as a non-qualified supplemental retirement plan for the benefit of certain employees; and

         WHEREAS, Section 6.01 of the Plan authorizes the amendment of the terms of the Plan by the Employer.

         NOW, THEREFORE, the Plan is hereby amended effective January 1, 1999 as follows:

         1.   Section 3.01(b)(i) and (ii) is deleted and the following new
Section 3.01(b)(i) and (ii) is substituted in lieu thereof:

                  "(i)   50% of the Participant's old-age insurance benefits at
         age 65 under the Social Security Act, computed as if the Participant had no further earnings after the date of his retirement hereunder ("Retirement Date").

                  (ii) The deemed income amount as of the Participant's Retirement Date (determined as a single life annuity for the Participant) that is the actuarial equivalent to the Participant's aggregate vested account balances as of his Retirement date in the profit sharing fund account and the savings fund Company matching account under (a) the Springs of Achievement Partnership Plan and any defined contribution retirement plan maintained by a subsidiary of the Company, (b) the Springs of Achievement Excess Benefits Partnership Plan and (c) the Company's Deferred Compensation Plan.

                         [A]  The deemed income amount under this Section
                  3.01(b)(ii) for the profit sharing fund account under the plans shall be determined by applying to the Participant's account balance in each such plan such actuarial methods and assumptions as the Committee may from time to time approve.

                         [B]  The deemed income amount under this Section
                  3.01(b)(ii) for the savings fund Company matching account
                  under the plans shall be determined by applying to the
                  Participant's account balance in the Company
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                 matching account in each plan such actuarial methods and
                 assumptions as the Committee may from time to time approve."

         2. Section 3.03(a) is deleted and the following new Section 3.03(a) is substituted in lieu thereof:

                Sections 3.03 (a) A Participant becomes vested in Supplemental Benefits only upon attainment of age fifty-five (55) and completion of ten (10) year of Credited Service. Upon termination of employment after such vesting, a Participant shall be considered to be retired under this Plan and, as of the month following termination or employment, shall begin receiving his or her Supplemental Benefits.

                If the Participant has attained age sixty-two (62), no reduction in the amount of his Target Benefit shall be made. If a Participant retires hereunder prior to age sixty-two (62), the Participant's Target Benefit shall be reduced by five percent (5%) for each full year, and 5 1/2% for each full month, by which the Participant's Retirement Date precedes the Participant's sixty-second birthday; provided, however, there shall be no reduction in the Participant's Target Benefit if:

                 (i) The Participant has attained age (60) and the sum of the Participant's Credited Service and age equals or exceeds 85; or

                 (ii) The Participant has attained age 55, but not age 60, and the sum of the Participant's Credited Service and age equals or exceeds 90 and the Company's chief executive officer has authorized in writing the retirement of the Participant under the Plan without a reduction in the Target Benefit."

The officers of the Employer are authorized and directed to insert copies of this amendment in the file copy of the Plan available for inspection by Participants upon request.

       IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed the day and year written above.


                                 SPRINGS INDUSTRIES, INC.
                                 Employer


                                 By: /s/ Gracie P. Coleman
                                     -------------------------------------
                                     Gracie P. Coleman
                                     Senior Vice President-Human Resources

ATTEST:


/s/ Robert W. Sullivan
----------------------
Robert W. Sullivan
Assistant Secretary